3

Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS THIRD QUARTER 2023 OPERATING RESULTS

WINTER PARK, FL – October 19, 2023 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended September 30, 2023.

Select Highlights

◾	Reported Net Loss per diluted share attributable to the Company of ($0.05) for the quarter ended September 30, 2023.
◾	Reported FFO per diluted share of $0.37 for the quarter ended September 30, 2023, a decrease of 7.5% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.38 for the quarter ended September 30, 2023, a decrease of 9.5% from the comparable prior year period.
◾	Acquired three retail net lease retail properties during the third quarter of 2023 for total acquisition volume of $19.4 million, reflecting a weighted average going-in cash cap rate of 9.0%.
◾	Originated a $7.8 million first mortgage construction loan at a fixed interest rate of 8.5%, secured by a 33-acre land development project anchored by Wawa in a submarket of Indianapolis, Indiana.
◾	Sold eight retail net lease properties during the third quarter of 2023 for total disposition volume of $20.6 million at a weighted average exit cash cap rate of 6.3%, generating total gains of $2.6 million.
◾	Increased investment grade-rated tenant exposure to 64% as of September 30, 2023, up from 49% as of September 30, 2022.
◾	Repurchased 280,332 shares of the Company’s common stock during the third quarter of 2023 for a total cost of $4.7 million, or an average price of $16.78 per share.
◾	Paid a cash dividend for the third quarter of 2023 of $0.275 per share, representing an annualized yield of 6.7% based on the closing price of the Company’s common stock on October 18, 2023.
◾	Book value as of September 30, 2023 was $19.12 per share.

CEO Comments

"Our third quarter results were driven by our differentiated asset recycling program and continued focus on identifying value in a transactions market that we believe has been slow to reprice in the rising interest rate environment," said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. "Our transaction activities during the quarter were well-diversified, as we took advantage of strong buyer demand for our non-investment grade assets, acquired properties supported by attractive real estate fundamentals at above market cap rates, and invested in our existing portfolio with the repurchase of nearly $5 million of our common equity. As we look forward to the balance of the year, we’ve reduced our guidance in consideration of more conservative expectations regarding the timing of investment activity, a tenant bankruptcy, and increased borrowing costs. Given that we have significantly upgraded our portfolio over the past few years, we believe we are well-suited for what is becoming a more challenging environment.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended September 30, 2023 (in thousands, except per share data):

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$11,559	$11,520	$39	0.3%

Net Income (Loss)	$(939)	$11,170	$(12,109)	(108.4%)
Net Income (Loss) Attributable to PINE	$(837)	$9,770	$(10,607)	(108.6%)
Net Income (Loss) per Diluted Share Attributable to PINE	$(0.05)	$0.72	$(0.77)	(107.4%)

FFO (1)	$5,867	$5,425	$442	8.1%
FFO per Diluted Share (1)	$0.37	$0.40	$(0.03)	(7.5%)
AFFO (1)	$5,932	$5,676	$256	4.5%
AFFO per Diluted Share (1)	$0.38	$0.42	$(0.04)	(9.5%)

Dividends Declared and Paid, per Share	$0.275	$0.275	$0.000	0.0%
(1)	See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2023 (in thousands, except per share data):

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$34,063	$33,599	$464	1.4%

Net Income	$2,896	$28,430	$(25,534)	(89.8%)
Net Income Attributable to PINE	$2,582	$24,858	$(22,276)	(89.6%)
Net Income per Diluted Share Attributable to PINE	$0.16	$1.84	$(1.68)	(91.1%)

FFO (1)	$17,264	$18,414	$(1,150)	(6.2%)
FFO per Diluted Share (1)	$1.10	$1.36	$(0.26)	(19.1%)

AFFO (1)	$17,410	$18,473	$(1,063)	(5.8%)
AFFO per Diluted Share (1)	$1.11	$1.37	$(0.26)	(19.0%)

Dividends Declared and Paid, per Share	$0.825	$0.815	$0.010	1.2%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investments

During the three months ended September 30, 2023, the Company acquired three high-quality net lease properties for total acquisition volume of $19.4 million, reflecting a weighted average going-in cash cap rate of 9.0%. As of the acquisition date, the properties had a weighted average remaining lease term of 12.6 years, were located in three states, and were leased to tenants operating in three retail sectors, including the dollar stores, health & fitness, and general merchandise sectors.

During the nine months ended September 30, 2023, the Company acquired 12 high-quality net lease properties for total acquisition volume of $79.9 million, reflecting a weighted average going-in cash cap rate of 7.4%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.7 years, were located in seven states, and were leased to tenants operating in ten retail sectors, including the off-price retail, general merchandise, quick service restaurant, casual dining, consumer electronics, sporting goods, home improvement, dollar stores, and health & fitness sectors. Approximately 61% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the three and nine months ended September 30, 2023, the Company entered into a first mortgage construction loan agreement to provide $7.8 million of funding towards the development of a 33-acre land development project anchored by Wawa in a submarket of Indianapolis, Indiana. The two-year first mortgage is interest-only through maturity, includes an origination fee, and bears a fixed interest rate of 8.5%.

Dispositions

During the three months ended September 30, 2023, the Company sold eight properties for total disposition volume of $20.6 million at a weighted average exit cash cap rate of 6.3%, generating total gains of $2.6 million.

During the nine months ended September 30, 2023, the Company sold 22 properties for total disposition volume of $99.6 million at a weighted average exit cash cap rate of 6.2%, generating total gains of $7.8 million.

Property Portfolio

The Company’s portfolio consisted of the following as of September 30, 2023:

Number of Properties	138
Square Feet	3.9 million
Annualized Base Rent	$39.2 million
Weighted Average Remaining Lease Term	7.1 years
States where Properties are Located	35
Occupancy	99.1%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	64%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	87%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of September 30, 2023:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	12%
Lowe’s	BBB+	9%
Dick’s Sporting Goods	BBB	9%
Dollar Tree/Family Dollar	BBB	8%
Dollar General	BBB	5%
Walmart	AA	5%
Best Buy	BBB+	4%
At Home	CCC	4%
Hobby Lobby	N/A	3%
Home Depot	A	3%
LA Fitness	B-	2%
Kohl’s	BB	2%
Burlington	BB+	2%
Other		32%
Total		100%

Any differences are a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of September 30, 2023. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of September 30, 2023:

Industry	% of Annualized Base Rent
Dollar Stores	13%
Pharmacy	13%
Home Improvement	13%
Sporting Goods	12%
Home Furnishings	8%
General Merchandise	6%
Consumer Electronics	6%
Grocery	5%
Entertainment	5%

Off-Price Retail		4%
Health & Fitness		4%
Specialty Retail		3%
Automotive Parts		2%
Convenience Stores		2%
Farm & Rural Supply		1%
Office Supplies		1%
Quick Service Restaurant		1%
Casual Dining		< 1%
Pet Supplies		< 1%
Other (1)		< 1%
Total	23 Industries	100%

Any differences are a result of rounding.

(1)	Includes four industries collectively representing less than 1% of the Company’s ABR as of September 30, 2023.

The Company’s portfolio included properties in the following states as of September 30, 2023:

State	% of Annualized Base Rent
New Jersey	12%
Texas	9%
New York	9%
Michigan	8%
Ohio	7%
Georgia	5%
Florida	5%
Illinois	4%
Oklahoma	4%
West Virginia	4%
Alabama	3%
Minnesota	3%
Kansas	3%
Arizona	2%
Wisconsin	2%
Louisiana	2%
Missouri	2%
Massachusetts	2%
Maryland	2%
Nevada	2%
South Carolina	2%
Pennsylvania	2%
Kentucky	1%
Connecticut	1%
Indiana	1%
New Mexico	1%
Nebraska	<1%

Maine		<1%
Arkansas		<1%
North Carolina		< 1%
Washington		< 1%
South Dakota		< 1%
California		< 1%
Virginia		< 1%
Mississippi		< 1%
Total	35 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended September 30, 2023, the Company completed the following notable capital markets activity:

◾	Repurchased 280,332 shares of the Company’s common stock on the open market under the previously authorized $15.0 million buyback program for a total cost of $4.7 million, or an average price of $16.78 per share.

The following table provides a summary of the Company’s long-term debt as of September 30, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility (3)	$50.0 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$250.0 million	3.36%
(1)

As of September 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of September 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of September 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread for the $50 million balance on the Company’s Revolving Credit Facility.

As of September 30, 2023, the Company held an 89.0% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 13,769,609 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,473,103, as of September 30, 2023.

As of September 30, 2023, the Company’s net debt to Pro Forma EBITDA was 6.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of September 30, 2023, the Company’s net debt to total enterprise value was 47.9%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On August 23, 2023, the Company announced a cash dividend for the third quarter of 2023 of $0.275 per share, payable on September 29, 2023 to stockholders of record as of the close of business on September 14, 2023. The third quarter 2023 cash dividend represents payout ratios of 74.3% and 72.4% of the Company’s third quarter 2023 FFO per diluted share and AFFO per diluted share, respectively.

2023 Outlook

The Company has revised its outlook for 2023 to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions.

The Company’s revised outlook for 2023 is as follows:

	Revised Outlook Range for 2023			Change from Prior Outlook
	Low		High	Low		High
Acquisitions	$100 million	to	$125 million	-	to	-
Dispositions	$100 million	to	$125 million	-	to	-
FFO per Diluted Share	$1.45	to	$1.47	($0.05)	to	($0.06)
AFFO per Diluted Share	$1.46	to	$1.48	($0.06)	to	($0.07)
Weighted Average Diluted Shares Outstanding	15.6 million	to	15.6 million	0.1 million	to	(0.4) million

Third Quarter 2023 Earnings Conference Call & Webcast

The Company will host a conference call to present its financial and operating results for the quarter ended September 30, 2023, on Friday, October 20, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event information below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/fg68mtir

Dial-In:https://register.vevent.com/register/BI7fdbafb88c2e4305bc44b67274dc0cca

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$150,425	$176,857
Building and Improvements, at Cost	332,654	322,510
Total Real Estate, at Cost	483,079	499,367
Less, Accumulated Depreciation	(31,517)	(22,313)
Real Estate—Net	451,562	477,054
Assets Held for Sale	4,410	—
Commercial Loans and Investments	6,874	—
Cash and Cash Equivalents	6,265	9,018
Restricted Cash	11,166	4,026
Intangible Lease Assets—Net	51,624	60,432
Straight-Line Rent Adjustment	1,483	1,668
Other Assets	24,293	21,233
Total Assets	$557,677	$573,431
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$5,625	$4,411
Prepaid Rent and Deferred Revenue	1,884	1,479
Intangible Lease Liabilities—Net	5,184	5,050
Long-Term Debt	249,099	267,116
Total Liabilities	261,792	278,056
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 13,769,609 shares issued and outstanding as of September 30, 2023 and 13,394,677 shares issued and outstanding as of December 31, 2022	138	134
Additional Paid-in Capital	244,300	236,841
Retained Earnings	1,075	10,042
Accumulated Other Comprehensive Income	17,706	14,601
Stockholders' Equity	263,219	261,618
Noncontrolling Interest	32,666	33,757
Total Equity	295,885	295,375
Total Liabilities and Equity	$557,677	$573,431

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues:
Lease Income	$11,447	$11,520	$33,951	$33,599
Interest Income from Commercial Loans and Investments	112	—	112	—
Total Revenues	11,559	11,520	34,063	33,599
Operating Expenses:
Real Estate Expenses	1,722	1,816	4,731	4,193
General and Administrative Expenses	1,652	1,460	4,823	4,370
Provision for Impairment	2,864	—	2,864	—
Depreciation and Amortization	6,528	5,866	19,286	17,232
Total Operating Expenses	12,766	9,142	31,704	25,795
Gain on Disposition of Assets	2,586	11,611	7,782	27,248
Gain (Loss) on Extinguishment of Debt	—	(284)	23	(284)
Net Income from Operations	1,379	13,705	10,164	34,768
Investment and Other Income	125	9	226	9
Interest Expense	(2,443)	(2,544)	(7,494)	(6,347)
Net Income (Loss)	(939)	11,170	2,896	28,430
Less: Net Income (Loss) Attributable to Noncontrolling Interest	(102)	1,400	314	3,572
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$(837)	$9,770	$2,582	$24,858

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic	$(0.06)	$0.82	$0.18	$2.11
Diluted	$(0.05)	$0.72	$0.16	$1.84
Weighted Average Number of Common Shares:
Basic	13,946,194	11,888,171	14,001,774	11,799,151
Diluted (1)	15,649,688	13,591,665	15,705,268	13,502,645

Dividends Declared and Paid	$0.275	$0.275	$0.825	$0.815

(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

Three Months Ended			Nine Months Ended
September 30, 2023		September 30, 2022	September 30, 2023	September 30, 2022
Net Income (Loss)	$(939)	$11,170	$2,896	$28,430
Depreciation and Amortization	6,528	5,866	19,286	17,232
Provision for Impairment	2,864	—	2,864	—
Gain on Disposition of Assets	(2,586)	(11,611)	(7,782)	(27,248)
Funds from Operations	$5,867	$5,425	$17,264	$18,414
Adjustments:
Straight-Line Rent Adjustment	(112)	(209)	(386)	(737)
Loss (Gain) on Extinguishment of Debt	—	284	(23)	284
COVID-19 Rent Repayments	—	—	—	45
Non-Cash Compensation	79	79	238	236
Amortization of Deferred Financing Costs to Interest Expense	179	150	530	407
Amortization of Intangible Assets and Liabilities to Lease Income	(110)	(78)	(299)	(248)
Other Non-Cash Expense	29	25	86	72
Adjusted Funds from Operations	$5,932	$5,676	$17,410	$18,473

FFO per Diluted Share	$0.37	$0.40	$1.10	$1.36
AFFO per Diluted Share	$0.38	$0.42	$1.11	$1.37

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
September 30, 2023
Net Income (Loss)	$(939)
Adjustments:
Depreciation and Amortization	6,528
Provision for Impairment	2,864
Gains on Disposition of Assets	(2,586)
Straight-Line Rent Adjustment	(112)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	179
Amortization of Intangible Assets and Liabilities to Lease Income	(110)
Other Non-Cash Expense	29
Interest Expense, Net of Deferred Financing Costs Amortization	2,264
EBITDA	$8,196

Annualized EBITDA	$32,784
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	949
Pro Forma EBITDA	$33,733

Total Long-Term Debt	249,099
Financing Costs, Net of Accumulated Amortization	901
Cash and Cash Equivalents	(6,265)
Restricted Cash	(11,166)
Net Debt	$232,569

Net Debt to Pro Forma EBITDA	6.9x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2023.